                                                                      EXHIBIT 11

                          TEXAS INSTRUMENTS INCORPORATED AND SUBSIDIARIES
                      EARNINGS PER COMMON AND DILUTIVE POTENTIAL COMMON SHARE


                                                                          For Three Months Ended       For Six Months Ended
                                                                          ----------------------      ----------------------
                                                                          June 30       June 30       June 30       June 30
                                                                            1999          1998          1999          1998
                                                                          --------      --------      --------      --------
Net income (in millions) ...........................................      $    323      $     52      $    567      $     63
                                                                          ========      ========      ========      ========


Diluted earnings per common and dilutive potential common share:
Weighted average common shares outstanding (in thousands) ..........       392,623       391,004       392,122       390,398
  Weighted average dilutive potential common shares:
    Stock option and compensation plans ............................        13,446        10,889        13,100        10,447
                                                                          --------      --------      --------      --------
Weighted average common and dilutive potential common shares .......       406,069       401,893       405,222       400,845
                                                                          ========      ========      ========      ========


Diluted earnings per common share ..................................      $   0.80      $   0.13      $   1.40      $   0.16
                                                                          ========      ========      ========      ========



Basic earnings per common share:
Weighted average common shares outstanding (in thousands) ..........       392,623       391,004       392,122       390,398
                                                                          ========      ========      ========      ========


Basic earnings per common share ....................................      $   0.82      $   0.13      $   1.45      $   0.16
                                                                          ========      ========      ========      ========